Exhibit 99.1

authID Reports Second Quarter 2026 Financial Results and Announces Evaluation of Strategic and Financing Alternatives

DENVER, Aug. 14, 2026 (GLOBE NEWSWIRE) -- authID® (Nasdaq: AUID) (“authID” or the “Company”), a leading provider of biometric identity verification and authentication solutions, today announced financial results for the second quarter ended June 30, 2026, and announced that its Board of Directors is evaluating a range of strategic and financing alternatives to maximize shareholder value.

Second Quarter 2026

The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, has been filed with the Securities and Exchange Commission and is available on the SEC’s website at www.sec.gov and on the Investor Relations section of the Company’s website at https://investors.authid.ai/.

During the quarter and subsequently, the Company has continued to sign and onboard customers and partners, as indicated in recent announcements, as well as investing significant resources in an extensive POC for a major financial institution. This POC effort focuses on a range of consumer use cases and technology requirements. These include hosting, model governance, scalability and performance, and user experience. We are also in the final stage of a contract negotiation with a major manufacturer for workforce verification. They have had problems with remote workers who weren’t who they claimed to be.

In addition, a critical workforce use case on which we are focused is account recovery and reset through the call center. Solving this vulnerability has been a major objective for our customers due to numerous cases of social engineering and infiltration through the call center, affecting many organizations in retail, healthcare, and gaming.

Call center compromise has literally crippled some organizations, disrupting their ability to deliver services, including critical care. It has shut down supply chains, shut down payment systems, and caused losses in the hundreds of millions. We not only provide identity assurance, but we do it in a way that makes the entire verification process faster and more efficient for both the caller and the call center support teams. Our integration with ServiceNow and Zendesk is particularly relevant to our solution, which enables handing off of a verified identity to the service desk platform.

Finally, our channel partners continue to bring us excellent opportunities. We have upcoming workforce verification POCs planned for an athletic wear retailer and a medical manufacturer.

Evaluation of Strategic and Financing Alternatives

The Company’s Board of Directors is evaluating a range of strategic and financing alternatives to enhance shareholder value and support the Company’s long-term growth. These alternatives may include, among others, a strategic partnership or investment, additional debt or equity financing, or a sale or merger of the Company. The goal is to identify the path that best positions authID for success and delivers the strongest possible outcome for all stakeholders.

The Company has not set a definitive timeline for completion of this process and does not intend to disclose further developments unless and until its Board of Directors has approved a specific transaction or otherwise determined that further disclosure is appropriate or required by law. There can be no assurance that this process will result in any transaction or other strategic outcome.

Conference Call

In light of the Company’s ongoing review of strategic and financing alternatives, the Company has determined not to hold a conference call to discuss its second quarter results at this time.

Forward-Looking Statements

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding any strategic partnership or investment, additional debt or equity financing, future sale or merger of the Company, or the continued execution of the Company’s current business plan, results of operations, growth and sales, potential contract signings, cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both authID Inc. and its business partners, are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business operations and strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the Company’s ability to attract and retain strategic partners or investors; successful implementation of the services to be provided under new customer contracts and their adoption by customers’ users; the Company’s ability to compete effectively; changes in laws, regulations and practices; the increase in international tariffs and uncertainty over international trading conditions, changes in domestic and international economic and political conditions, the impact of the wars in Ukraine and the Middle East, inflationary pressures, changes in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2025 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.

About authID Inc.

authID® (Nasdaq: AUID) ensures enterprises “Know Who’s Behind the Device™” for every customer or employee login and transaction through its easy-to-integrate, patented, biometric identity platform. authID quickly and accurately verifies a user’s identity and eliminates any assumption of ‘who’ is behind a device to prevent cybercriminals from compromising account openings or taking over accounts. Our IDX platform secures the distributed workforce of employees, contractors, and vendors, as well as bringing authorization and accountability for AI agents. Combining secure digital onboarding, biometric authentication, and account recovery with a fast, accurate, user-friendly experience, authID delivers biometric identity processing in 700ms, with 1-to-1-billion false match rate and 1-to-many sub-second search capability. authID delivers all the benefits of biometric identity verification while ensuring complete privacy protection and regulatory compliance by storing no biometric data whatsoever.

For more information, visit https://authid.ai.

Investor Relations Contact

Investor-Relations@authid.ai